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                                                                    EXHIBIT 99.3

                           FIRST USA CAPITAL TRUST I

                           OFFER FOR ALL OUTSTANDING
                       9.33% SERIES A CAPITAL SECURITIES
                                IN EXCHANGE FOR
                       9.33% SERIES B CAPITAL SECURITIES

To: Brokers, Dealers, Commercial Banks,
   Trust Companies and Other Nominees:

  First USA Capital Trust I (the "Trust") is offering, upon and subject to the terms and conditions set forth in a Prospectus dated May 20, 1997 (the "Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 9.33% Series B Capital Securities for any and all of its outstanding 9.33% Series A Capital Securities (the "Old Capital Securities"). The Exchange Offer is being made in order to satisfy certain obligations of the Trust and First USA, Inc. (the "Corporation") contained in the registration rights agreement dated December 20, 1996, among the Trust, the Corporation and the initial purchasers referred to therein.

  We are requesting that you contact your clients for whom you hold Old Capital Securities regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Capital Securities registered in your name or in the name of your nominee, or who hold Old Capital Securities registered in their own names, we are enclosing the following documents:

    1. The Prospectus dated May 20, 1997;

    2. The Letter of Transmittal for your use and for the information (or the use, where relevant) of your clients;

    3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

    4. A form of letter which may be sent to your clients for whose account you hold Old Capital Securities registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

    5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

  YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON JUNE 19, 1997, OR ON SUCH LATER DATE OR TIME TO WHICH THE CORPORATION OR THE TRUST MAY EXTEND THE EXCHANGE OFFER (THE "EXPIRATION DATE"). THE OLD CAPITAL SECURITIES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

  To participate in the Exchange Offer, your clients must tender by having you execute for them a book-entry transfer of tendered Old Capital Securities into the account of The Bank of New York, as Exchange Agent, at The Depository Trust Company ("DTC") using DTC's Automated Tender Offer Program. Your clients may also tender by having certificates representing the Old Capital Securities, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other required documents delivered to such Exchange Agent. The Letter of Transmittal and the Prospectus should be consulted for complete instructions and information about participation in the Exchange Offer.

  If holders of Old Capital Securities wish to tender, but it is impracticable for them to forward their certificates for Old Capital Securities prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Procedures for Tendering Old Capital Securities--Guaranteed Delivery."
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  The Trust will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Capital Securities held by them as nominee or in a fiduciary capacity. The Trust will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Capital Securities pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

  Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of New York, the Exchange Agent for the Old Capital Securities, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,
                                          FIRST USA CAPITAL TRUST I

  NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE TRUST, THE CORPORATION OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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